June 1, 2007

Everlast Worldwide Inc.
1350 Broadway
New York, NY 10018

Ladies and Gentlemen:

   To induce Everlast Worldwide Inc., a Delaware corporation (the "COMPANY"), to enter into an Agreement and Plan of Merger of even date herewith (as amended and restated, supplemented or otherwise modified from time to time, the "MERGER AGREEMENT"), by and among Hidary Group Acquisitions, LLC, a Delaware limited liability company ("PARENT"), Hidary Group Acquisitions, Inc., a Delaware corporation ("MERGER SUB") and the Company, pursuant to which Merger Sub will merge with and into the Company, the undersigned hereby absolutely, unconditionally and irrevocably guarantee to the Company the due and punctual performance and discharge of the greater of (a) The Hidary Group, LLC's ("HIDARY") pro rata portion (which shall be equal to a fraction, the numerator of which shall be the amount of Hidary's equity commitment and the denominator of which shall be the aggregate equity commitment of all investors in Parent) of the Parent Termination Fee and (b) 70% of the Parent Termination Fee less the amounts guaranteed by any other guarantors pursuant to limited guarantees in favor of the Company.


                                Sincerely,

                                /s/ Isaac Hidary
                                -------------------------------------
                                Issac Hidary

                                /s/ David Hidary
                                ------------------------------------
                                David Hidary

                                /s/ Jack I. Hidary
                                ------------------------------------
                                Jack I. Hidary

                                /s/ Jack D. Hidary
                                ------------------------------------
                                Jack D. Hidary

                                /s/  Morris Hidary
                                ------------------------------------
                                Morris Hidary

                                /s/ David M. Hidary
                                ------------------------------------
                                David M. Hidary

                                /s/ Abraham H. Hidary
                                ------------------------------------
                                Abraham H. Hidary

                                /s/ Abraham "Bert" Hidary
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                                Abraham "Bert" Hidary